UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2021 (February 21, 2021)

FORTRESS VALUE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York 10105 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 798-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	FAII.U	New York Stock Exchange
Class A common stock, par value of $0.0001 per share	FAII	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FAII WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2021, Fortress Value Acquisition Corp. II, a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”). The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by Parent’s Amended and Restated Certificate of Incorporation (the “Charter”).

Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the Business Combination, the Company will become a direct, wholly-owned subsidiary of Parent.

The Merger Agreement and the Business Combination were unanimously approved by the board of directors of Parent (the “Parent Board”) on February 21, 2021.

The Merger Agreement

Consideration

Subject to the terms and conditions of the Merger Agreement, the consideration to be paid in respect of each share of common stock of the Company issued and outstanding (other than any such shares held by the Company’s treasury or held, directly or indirectly, by Parent, Merger Sub or any direct, wholly-owned subsidiary of the Company) immediately prior to the effective time of the Merger (the number of such issued and outstanding shares, the “Outstanding Company Common Stock”), will be:

•

(a) a number of shares of Class A common stock of Parent (with each share valued at $10.00), par value $0.0001 per share (“Parent Class A Stock”), equal in value to (i) $1,303,000,000, divided by (ii) the Outstanding Company Common Stock; and

•

(b) the contingent right to receive a number of shares of Parent Class A Stock that may be issued pursuant to an earnout, as described below and in the Merger Agreement (such shares, the “Earn Out Shares”), following the closing of the Business Combination (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”).

Subject to the terms and conditions of the Merger Agreement, the consideration to be paid in respect of each share of preferred stock of the Company issued and outstanding (other than any such shares held by the Company’s treasury or held, directly or indirectly, by Parent, Merger Sub or any direct, wholly-owned subsidiary of the Company) immediately prior to the effective time of the Merger (the number of such issued and outstanding shares, the “Outstanding Company Preferred Stock”), shall be:

•	(a) an amount in cash, equal to $59,000,000 (the “Preferred Cash Consideration”), divided by the Outstanding Company Preferred Stock, and

•

(b) a number of shares of Parent Class A Stock equal in value to (i) the product of (A) (x) the aggregate Liquidation Amount (as defined in the Company Certificate of Incorporation (the “Company Charter”)) as of the Closing Date with respect to the Company’s preferred stock (after reducing such Liquidation Amount by the Preferred Cash Consideration) (the “Preferred Stock Adjusted Base”) plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company Charter) from the Closing Date through the date that is 180 days from the Closing Date, multiplied by (B) 1.05, divided by (ii) the Outstanding Company Preferred Stock.

Pursuant to the contingent rights set forth above, the Earn Out Shares shall be payable to Wilco Acquisition, LP (the sole holder of common stock of the Company as of the date of the Merger Agreement) or its designees, in the amounts set forth below if the price targets set forth below are achieved any time between the Closing and the 10 year anniversary of the Closing:

•

In the event the volume weighted average closing sale price of one share of Parent Class A Stock as reported on the New York Stock Exchange (the “NYSE”) (“VWAP”) is greater than $12.00 for at least 5 days out of a period of 10 consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of (A) the percentage allocation of the closing number of Parent Class A Stock issued to such holder multiplied by (B) 5,000,000 shares of Parent Class A Stock;

•

In the event the VWAP is greater than $14.00 for at least 5 days out of a period of 10 consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of (A) the percentage allocation of the closing number of Parent Class A Stock issued to such holder multiplied by (B) 5,000,000 shares of Parent Class A Stock; and

•

In the event the VWAP is greater than $16.00 for at least 5 days out of a period of 10 consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of (A) the percentage allocation of the closing number of Parent Class A Stock issued to such holder multiplied by (B) 5,000,000 shares of Parent Class A Stock.

In the event that there is an agreement with respect to the sale or other change of control of Parent entered into after the Closing and prior to the 10 year anniversary of the Closing, that will result in the holders of Parent Class A Stock receiving a per share price in excess of the applicable VWAP set forth above, then the applicable Earn Out Shares that have not been issued prior to the closing of such sale or change of control shall be issued by Parent on the day prior to such sale or change of control. Following such sale or change of control, Parent and the surviving corporation will take proper provision to ensure that any Earn Out Shares that have not previously been issued will remain eligible to be paid through the end of the 10 year anniversary of the Closing.

Representations, Warranties and Covenants

Each of Parent, Merger Sub and the Company have made representations, warranties and covenants that are customary for a transaction of this nature. The representations and warranties contained in the Merger Agreement terminate and are of no further force or effect as of the consummation of the Business Combination.

The Merger Agreement contains additional covenants of the parties, including, among others, covenants providing for (a) the parties to conduct their respective businesses in the ordinary course through the consummation of the Business Combination, subject to certain exceptions, (b) Parent and the Company to cease discussions regarding alternative transactions, (c) Parent to prepare (and file with the Securities and Exchange Commission (the “SEC”)) a proxy statement on Schedule 14A (the “Proxy Statement”) for the purposes of soliciting proxies from Parent’s stockholders to vote in favor of approval of the Merger Agreement, the transactions contemplated thereby and certain other matters at a special meeting called therefor, (d) the protection of, and access to, confidential information of the parties and (e) the parties providing required notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Governance

In connection with the consummation of the transactions contemplated by the Merger Agreement, Parent will amend and restate its Charter such that Parent will have a three-tier board that will initially consist of 8 directors. The board will be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of Parent following the Closing; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of Parent following the Closing; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the Closing.

Conditions to Consummation of the Business Combination

The consummation of the Business Combination contemplated by the Merger Agreement is subject to customary closing conditions for special purpose acquisition companies, including, among others: (a) approval by Parent’s stockholders and the Company’s stockholders (which, with respect to the Company’s stockholders, was satisfied immediately following the execution of the Merger Agreement); (b) Parent having at least $5,000,001 of net tangible assets after giving effect to Parent’s stockholder redemptions, if any; (c) the expiration or termination of the waiting period under the HSR Act; (d) the listing of the shares of Parent Class A Stock to be issued in connection with the Closing on the NYSE; and (e) Parent having at least $472,500,000 in available cash immediately prior to the effective time of the Merger (after taking into account (i) payments required to satisfy Parent’s stockholder redemptions and (ii) the net proceeds from the Subscription Agreements (as described below)) the “Available Cash”).

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Business Combination, including (a) by mutual written consent of the parties, (b) by either Parent or the Company if (i) the consummation of the Business Combination has not occurred on or prior to August 23, 2021 (the “Outside Date”), (ii) a final and nonappealable order has been issued or governmental action permanently makes consummation of the transactions illegal or otherwise prevents or prohibits the Business Combination or (iii) Parent’s stockholder approval is not obtained at the special meeting of Parent’s stockholders, (c) by the Company (i) upon a breach by Parent or Merger Sub if such breach gives rise to a failure of a closing condition and has not been cured within 30 days’ notice by the Company or cannot be cured prior to the Outside Date, (ii) if the board of directors of Parent does not recommend in favor of the Business Combination in the Proxy Statement or makes any change in its recommendation or (iii) if the Available Cash is less than $472,500,000 and (d) by Parent (i) upon a breach by the Company if such breach gives rise to a failure of a closing condition and has not been cured within 30 days’ notice by Parent or cannot be cured by the Outside Date, or (ii) if approval by the Company’s stockholders is not obtained within one business day of the execution and delivery of the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement or any of their respective subsidiaries or affiliates. The representations, warranties and covenants in the Merger Agreement were made only as of the date of the Merger Agreement or, with respect to certain representations, in the event the Closing occurs, as of the date of the Closing, or such other date as is specified in the Merger Agreement and are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Parent does not believe that these schedules contain information that is material to an investment decision. Before making any voting or investment decisions, stockholders are encouraged to read the Proxy Statement and any other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed Business Combination.

The Subscription Agreements, Parent Sponsor Letter Agreement, Stockholders Agreement and Amended and Restated Registration Rights Agreement

Subscription Agreements

Concurrently with the execution of the Merger Agreement, Parent entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have committed to purchase an aggregate amount of at least $300,000,000 in shares of Parent Class A Stock at a purchase price of $10.00 per share, substantially concurrent with, and contingent upon, the consummation of the Business

Combination (the “PIPE”). In connection with the PIPE, certain investment funds managed by affiliates of Fortress Investment Group LLC (“Fortress”) have entered into Subscription Agreements pursuant to which Fortress has subscribed for 7,500,000 newly-issued shares of Parent Class A Stock, at a purchase price of $10.00 per share.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, Parent is required to, within 15 business days following the Closing, file with the SEC (at Parent’s sole cost and expense) a shelf registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of the 60th calendar day (or 90th calendar day if the SEC notifies Parent that it will “review” the registration statement) following the Closing Date. Such registration statement is required to be kept effective for at least three years after the Closing or, if earlier, the date on which the shares may be sold without volume or manner of sale limitations under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain issuer suspension periods.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of the parties to such Subscription Agreement, (c) if any of the conditions to closing set forth in the Subscription Agreements are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing Date and, as a result thereof, the transactions contemplated by the Subscription Agreement are not consummated at the Closing Date or (d) at each PIPE Investor’s election, on or after the Outside Date, if the Closing has not occurred by such date.

A copy of the form of Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Subscription Agreement is qualified in its entirety by reference thereto.

Parent Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, the holders of Parent Class F common stock, par value $0.0001 per share (such holders the “Class F Holders,” and such common stock, the “Parent Class F Stock”) have entered into an amended and restated letter agreement (the “Parent Sponsor Letter Agreement”), pursuant to which the Class F Holders agreed to (a) vote all of their Parent Class F Stock in favor of the Business Combination and certain other matters, (b) vote all of their Parent Class F Stock against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination, (c) certain restrictions on their Parent Class F Stock, in each case, upon the terms and subject to the conditions set forth therein, including to not redeem or tender any of their Parent Class F Stock in connection with any such vote or in connection with any vote to amend the Charter and (d) subject to, and conditioned upon the Closing, immediately prior to the Closing transfer and surrender 2,966,667 warrants to purchase Parent Class A Stock, and such warrants will be cancelled and no longer outstanding. The Class F Holders agree that, as of the consummation of the Business Combination, all of the Parent Class F Stock and shares of Parent Class A Common Stock issued or issuable upon the exercise or conversion of the Parent Class F Stock (the “Vesting Shares”) shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33 % of the Vesting Shares beneficially owned by Sponsor and each of the other parties thereto shall vest at such time as a $12.00 Common Share Price (as defined below) is achieved on or before the date that is 10 years after the Closing, (ii) 33.33% of the Vesting Shares beneficially owned by Sponsor and each of the parties thereto shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is 10 years after the Closing and (iii) 33.34% of the Vesting Shares beneficially owned by Class F Holders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the Closing. As used in this Current Report on Form 8-K, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least 5 days out of a period of 10 consecutive trading days ending on the trading day immediately prior to the date of determination.

A copy of the Parent Sponsor Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Parent Sponsor Letter Agreement is qualified in its entirety by reference thereto.

Stockholders Agreement

Concurrently with the execution of the Merger Agreement, Parent entered into a stockholders agreement (the “Stockholders Agreement”) with each of the Company stockholders listed on Schedule A thereto (the “Advent Stockholders”). The Stockholders Agreement will become effective upon the effective time of the Merger. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders will have the right to designate nominees for election to Parent’s board of directors following the Closing at any meeting of the stockholders of Parent (each, an “Advent Director”). The number of nominees that the Advent Stockholders will be entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of Common Stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of Common Stock, including options and warrants) (the “Company Shares”) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of the Company Shares, the Advent Stockholders will be entitled to designate 5 Advent Directors, (ii) 38% (but less than 50%) of Company Shares, the Advent Stockholders will be entitled to designate 4 Advent Directors, (iii) 26% (but less than 38%) of Company Shares, the Advent Stockholders will be entitled to designate 3 Advent Directors, (iv) 13% (but less than 26%) of Company Shares, the Advent Stockholders will be entitled to designate 2 Advent Directors, (v) 5% (but less than 13%) of Company Shares, the Advent Stockholders will be entitled to designate 1 Advent Director and (vi) less than 5%, the Advent Stockholders will not be entitled to designate any Advent Directors.

Under the Stockholders Agreement, Parent and the Advent Stockholders agreed to nominate Andrew McKnight, the Chief Executive Officer and a director of Parent, to Parent’s board of directors following the Closing as a Class I Director, with a term expiring at the first annual meeting of the stockholders of Parent following the Closing. Mr. McKnight also currently serves as a member of the board of managers and the Chairman of Parent’s sponsor, Fortress Acquisition Sponsor II LLC.

A copy of the Stockholders Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Stockholders Agreement is qualified in its entirety by reference thereto.

Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, but effective upon the consummation of the Business Combination, Parent entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), with the Sponsor, existing holders of certain securities of Parent and new holders of certain securities of Parent (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”). Pursuant to the terms of the Registration Rights Agreement, the RRA Parties will be entitled to registration rights in respect of certain shares of Parent Class A Stock and certain other equity securities of Parent that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that Parent will, as soon as practicable but no later than 15 business days following the Closing, file with the SEC (at Parent’s sole cost and expense) a shelf registration statement registering the resale of certain shares of Parent Class A Stock and certain other equity securities of Parent held by the RRA Parties and will use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the actual filing date (or the 90th calendar day following the actual filing date if the SEC notifies Parent that it will “review” such registration statement) and (b) the 10th business day after the date Parent is notified orally or in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Each of the RRA Parties and their respective permitted transferees will be entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The majority-in-interest of the RRA Parties and their permitted transferees will also be entitled to certain demand registration rights when Parent does not have an effective shelf registration statement, which will be limited to three demand registrations, subject to applicable lock-up restrictions, issuer suspension periods and certain other conditions. In addition, the RRA Parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions. The Amended and Restated Registration Rights Agreement includes customary indemnification provisions. Parent will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement, including the fees of one legal counsel to the majority-in-interest of RRA Parties initiating a demand registration right.

A copy of the Amended and Restated Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of Parent Class A Stock to be issued in the PIPE and issued in the Merger will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2021 and in connection with the Merger, Labeed Diab, who serves as the Chief Executive Officer of the Company and Joseph Jordan, who serves as the Chief Financial Officer of the Company (collectively, the “Executives”), entered into employment agreements with the Company, effective as of the Closing (the “Employment Agreements”), which will replace and supersede their current agreements with ATI Holdings, LLC. Each Employment Agreement provides for an initial term of three years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the renewal date, and a minimum base salary of $750,000 per year for Mr. Diab and $450,000 per year for Mr. Jordan. In addition, the Employment Agreements provide for annual target bonuses equal to 125% of base salary for Mr. Diab and 75% of base salary for Mr. Jordan, and certain other benefits and perquisites, which are discussed in detail in the Employment Agreement.

The Employment Agreements provide that the Executives will be granted long-term incentive equity awards from the Company in each of 2021, 2022 and 2023. The aggregate grant-date value of such annual equity awards will be $1,750,000 for Mr. Diab and $500,000 for Mr. Jordan in respect of 2021 and 2022, and $3,000,000 for Mr. Diab or $750,000 for Mr. Jordan in respect of 2023. Fifty percent (50%) of the aggregate value of the equity awards in respect of 2021 and 2022 will be granted in the form of restricted stock units and the remaining fifty percent will be granted in the form of stock options; the forms of equity awards in respect of subsequent years will be determined by the Company’s compensation committee after consultation with a compensation consultant. The equity award in respect of fiscal year 2021 will vest in three equal annual installments over three years from the date of grant, and vesting of equity awards in respect of subsequent years will be determined by the Company’s compensation committee after consultation with a compensation consultant. With respect to years following 2023, the Executives will be eligible to receive equity awards on terms and conditions determined by the Company’s compensation committee after consultation with a compensation consultant.

In the event of a termination of employment by the Company without cause or by an Executive for good reason prior to the end of the term of the respective Employment Agreement and at any time other than within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control, each Executive will receive (i) an amount equal to 1.5 times for Mr. Diab or 1.25 times for Mr. Jordan the sum of annual base salary and target bonus amount, payable in 18 monthly installments for Mr. Diab or 15 monthly installments for Mr. Jordan; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Jordan, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. If the Company terminates an Executive without cause or an Executive terminates his employment for good reason within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control, each Executive will instead receive (i) an amount equal to 2.0 times for Mr. Diab or 1.5 times for Mr. Jordan the sum of his annual base salary and target bonus amount, payable in a lump sum; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Jordan, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. Any such severance payments will be subject to applicable taxes and the Executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions.

The Employment Agreements also contain a covenant not to compete, generally prohibiting each Executive from providing services to a competitor or soliciting employees or business contacts for 18 months for Mr. Diab or 15 months for Mr. Jordan following termination of employment, or for 24 months for Mr. Diab or 18 months for Mr. Jordan if the Executive receives enhanced severance upon a qualifying termination within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control. In addition, the Employment Agreement mandates that the Executives’ confidentiality obligations continue after his termination of employment.

The foregoing description is not a complete description of the Employment Agreements and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1 and Exhibit 10.2 for Mr. Diab and Mr. Jordan, respectively, which are incorporated by reference in this Item 5.02.

Pursuant to the terms of the Parent Sponsor Letter Agreement, Joshua A. Pack, Marc Furstein, Leslee Cowen, Aaron F. Hood, Carmen A. Policy, Rakefet Russak-Aminoach and Sunil Gulati submitted their resignation from their position as a member of the board of directors of Parent and of any committee thereof, conditioned upon and effective as of the effective time of the Merger (or such other time as may be mutually agreed in writing by the Company and Parent).

Item 8.01	Other Events.

On February 22, 2021, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated February 2021 that will be used by Parent with respect to the Business Combination.

Parent and the Company will host a conference call on February 22, 2021 at 8:00 a.m., EST, to review the investor presentation. The conference call can be accessed in the “Investors” section of Parent’s website at https://www.fortressvalueac2.com/. A recording of the webcast will be available online following the conference call at the same links. A copy of the transcript for this call is attached hereto as Exhibit 99.3.

Attached as Exhibit 99.4 and incorporated by reference herein is a copy of an email that the Company made available to its customers.

Attached as Exhibit 99.5 and incorporated by reference herein is a copy of an email that the Company made available to its vendors.

Attached as Exhibit 99.6 and incorporated by reference herein is a copy of an email that the Company made available to its partners.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of closing conditions to the potential transaction and the PIPE, the level of redemptions by Parent’s public stockholders and the timing of the completion of the potential transaction, including the anticipated closing date of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s and Parent’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and Parent. These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of Parent is not obtained; (iii) the ability to maintain the listing of the combined company’s securities on NYSE; (iv) the inability to complete the PIPE; (v) the risk that the proposed Business Combination disrupts current plans and operations of Parent or the Company as a result of the announcement and consummation of the transaction described herein; (vi) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vii) the failure to realize the anticipated benefits of the proposed Business Combination; (viii) risks relating to the uncertainty of the projected financial information with respect to the Company and costs related to the proposed Business Combination; (ix) risks related to the rollout of the Company’s business strategy and the timing of expected business milestones; (x) the effects of competition on the Company’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against Parent, the Company or any of their respective directors or officers, following the announcement of the potential transaction; (xiii) the amount of redemption requests made by Parent’s public stockholders; (xiv) the ability of Parent’s or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the proposed Business Combination or in the future; (xv) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (xvi) those factors discussed in Parent’s final prospectus dated August 11, 2020 and any Quarterly Report on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of Parent’s filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Parent nor the Company presently know or that Parent and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Parent’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Parent and the Company anticipate that subsequent events and developments will cause Parent’s and the Company’s assessments to change. However, while Parent and the Company may elect to update these forward-looking statements at some point in the future, Parent and the Company specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Parent’s and the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where To Find It

This Current Report on Form 8-K is being made in respect of the proposed Business Combination involving Parent and the Company. Parent intends to file with the SEC a preliminary proxy statement relating to the proposed Business Combination, which will be mailed (if and when available) to its stockholders once definitive. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. Parent’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, any amendments thereto, the definitive proxy statement and any other documents filed, in connection with Parent’s solicitation of proxies for its special meeting of stockholders to be held to approve the proposed Business Combination and other matters, as these materials will contain important information about Parent, the Company and the proposed Business Combination.

When available, the definitive proxy statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of Parent as of the record date to be established for voting on the proposed Business Combination. Stockholders of Parent will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by Parent may be obtained free of charge from Parent at https://www.fortressvalueac2.com/sec-filings or upon written request to Parent at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations, or by calling (212) 798-6100.

Disclaimer

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an applicable exemption from the registration requirements thereof. This Current Report relates to a proposed Business Combination between Parent and the Company.

Participants in the Solicitation

Parent, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Parent’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Parent’s stockholders in connection with the proposed Business Combination will be set forth in Parent’s proxy statement when it is filed with the SEC. You can find more information about Parent’s directors and executive officers in Parent’s final prospectus dated August 11, 2020 and filed with the SEC on August 13, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in Parent’s preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)	List of Exhibits.

The Exhibit Index is incorporated by reference herein.

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II, FVAC Merger Corp. II and Wilco Holdco, Inc.

10.1	Form of Subscription Agreement.

10.2	Parent Sponsor Letter Agreement, dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II, Fortress Acquisition Sponsor II LLC, Wilco Holdco, Inc. and the other parties thereto.

10.3	Stockholders Agreement, dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II and the other parties thereto.

10.4	Amended and Restated Registration Rights Agreement, dated as of February 21, 2021, by and among Fortress Value Acquisition Corp. II, Fortress Acquisition Sponsor II LLC and the other parties thereto.

10.5	Employment Agreement between Fortress Value Acquisition Corp. II and Labeed S. Diab, dated as of February 21, 2021.

10.6	Employment Agreement between Fortress Value Acquisition Corp. II and Joseph Jordan, dated as of February 21, 2021.

99.1	Joint Press Release, dated as of February 22, 2021.

99.2	Investor Presentation of Wilco Holdco, Inc. and Fortress Value Acquisition Corp. II, dated February 2021.

99.3	Investor Presentation Transcript.

99.4	Email to the Company’s customers, dated February 22, 2021.

99.5	Email to the Company’s vendors, dated February 22, 2021.

99.6	Email to the Company’s partners, dated February 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Value Acquisition Corp. II

Date: February 22, 2021	By:	/s/ Andrew A. McKnight
	Name:	Andrew A. McKnight
	Title:	Chief Executive Officer